UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2015

Health Care REIT, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (419) 247-2800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 25, 2015, Health Care REIT, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission a prospectus supplement (the “Prospectus Supplement”) to the prospectus dated May 1, 2015, which was included in the Company’s automatic shelf registration statement on Form S-3 (No. 333-203802). The Prospectus Supplement relates to the possible issuance of up to 620,731 shares of the Company’s common stock, from time to time, to the holders of Class A units representing non-managing membership interests in HCN G&L DownREIT LLC upon tender of those units in exchange for shares of common stock that the Company may issue in connection with a redemption of the tendered units. Registration of the issuance of shares of the Company’s common stock as provided in the Prospectus Supplement does not necessarily mean that any of the holders of Class A units representing non-managing membership interests in HCN G&L DownREIT LLC will exercise their redemption rights with respect to the Class A units or that the Company will elect, in its sole discretion, to issue shares of common stock to satisfy its redemption obligation instead of paying a cash amount.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

5	Opinion of Shumaker, Loop & Kendrick, LLP

8	Tax Opinion of Arnold & Porter LLP

23.1	Consent of Shumaker, Loop & Kendrick LLP to the use of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 5

23.2	Consent of Arnold & Porter LLP to the use of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 8

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE REIT, INC.

By:	/s/ THOMAS J. DEROSA
Name:	Thomas J. DeRosa
Title:	Chief Executive Officer

Dated: September 25, 2015

Exhibit Index

5	Opinion of Shumaker, Loop & Kendrick, LLP

8	Tax Opinion of Arnold & Porter LLP

23.1	Consent of Shumaker, Loop & Kendrick LLP to the use of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 5

23.2	Consent of Arnold & Porter LLP to the use of their opinion as an exhibit to this Form 8-K is included in their opinion filed herewith as Exhibit 8